UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 10, 2009

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2009, the Board of Directors of Esterline Technologies Corporation (“Esterline”) increased the size of the Board from nine to ten directors, electing R. Bradley Lawrence to the Board of Directors and naming him Chief Executive Officer, both effective November 1, 2009. The Nominating and Corporate Governance Committee has not yet determined the board committee or committees on which Mr. Lawrence will serve. As an employee director, Mr. Lawrence will not receive any additional compensation for his service as a director. Mr. Lawrence will succeed Robert W. Cremin, who is retiring as CEO effective November 1, 2009 and then continuing as Chairman of the Board.

Mr. Lawrence, 62, is currently President and Chief Operating Officer and was Group Vice President for Esterline beginning in January 2007, in which capacity he had operating oversight responsibility for approximately half of Esterline’s businesses. Mr. Lawrence joined Esterline in November 2002 as President of its Coeur d’ Alene, Idaho-based Advanced Input Systems subsidiary. During that time, he also held general management responsibility for Esterline’s Interface Technology Group, encompassing five operating locations that primarily serve the medical equipment industry’s need for sophisticated interface and control systems.

In connection with the new appointment, effective November 1, 2009, Mr. Lawrence will receive an annual base salary increase of $200,000, from $400,000 to $600,000. He will also receive an option grant on November 1, 2009 for 30,000 shares of Esterline common stock under Esterline’s 2004 Equity Incentive Plan, with an exercise price equal to the fair market value on the date of grant. Mr. Lawrence’s target award under Esterline’s Annual Incentive Compensation Plan will increase from the fiscal year 2009 level of 35% of base salary to 60% of base salary for fiscal year 2010. His long term incentive target will be reviewed in the normal course in December at the next regular Board meeting. In addition, Mr. Lawrence will receive an enhancement to his supplemental pension benefit, providing him with a retirement annuity equivalent to the plan’s final average pay formula. The other components of Mr. Lawrence’s compensation will continue without change. Mr. Lawrence, like all other executive officers of Esterline, will serve at the pleasure of the Board of Directors.

A copy of the Company’s press release announcing Mr. Lawrence’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On September 10, 2009, as part of its succession planning efforts and to ensure management and Board continuity as Mr. Lawrence assumes his new role as President and CEO, the Board of Directors agreed to waive Esterline’s mandatory retirement age of 72, as set forth in its Corporate Governance Guidelines and Board Policy, with respect to its Lead Independent Director, John Clearman, and expects to renominate Mr. Clearman at the 2010 annual meeting of shareholders. The Board believes it is in the best interests of the Company and its shareholders that Mr. Clearman continue on the Board of Directors as the Lead Independent Director.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated September 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: September 14, 2009	By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 14, 2009.